Exhibit 99.1
LGI Homes Announces Private Offering of
$400 Million of Unsecured Senior Notes due 2032

THE WOODLANDS, Texas, November 12, 2024 (GLOBE NEWSWIRE) - LGI Homes, Inc. (NASDAQ: LGIH) (“LGI Homes” or the “Company”) today announced that it has commenced a private offering (the “Offering”) of $400 million aggregate principal amount of unsecured Senior Notes due 2032 (the “Notes”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in transactions outside the United States pursuant to Regulation S under the Securities Act.

The timing of pricing and terms of the Notes are subject to market conditions and other factors. The Notes are expected to be initially guaranteed, jointly and severally, on a senior unsecured basis by the Company’s subsidiaries that guarantee the Company’s obligations under its revolving credit facility. The Company intends to use the net proceeds from the Offering to repay a portion of the outstanding borrowings under its revolving credit facility.

The offer and sale of the Notes and the related guarantees have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States or to, or for the benefit of, U.S. persons absent registration under, or an applicable exemption from, the registration requirements of the Securities Act.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the Notes or any other security and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which, or to any persons to whom, such an offer, solicitation or sale would be unlawful. Any offers of the Notes will be made only by means of a private offering memorandum.

About LGI Homes, Inc.

Headquartered in The Woodlands, Texas, LGI Homes, Inc. is a pioneer in the homebuilding industry, successfully applying an innovative and systematic approach to the design, construction and sale of homes across 36 markets in 21 states. As one of America’s fastest growing companies, LGI Homes has closed over 70,000 homes since its founding in 2003 and has delivered profitable financial results every year. Nationally recognized for its quality construction and exceptional customer service, LGI Homes was named to Newsweek’s list of the World’s Most Trustworthy Companies. LGI Homes’ commitment to excellence extends to its more than 1,000 employees, earning the Company numerous workplace awards at the local, state and national level, including the Top Workplaces USA 2024 Award.

Forward-Looking Statements

Any statements made in this press release that are not statements of historical fact, including statements about the Company’s beliefs and expectations, are forward-looking statements within the meaning of the federal securities laws, and should be evaluated as such. Forward-looking statements include statements relating to, among other things, statements about the intended use of proceeds or other aspects of the Offering and the Notes. Forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “will” or, in each case, their negative, or other variations or comparable terminology. For more information concerning factors that could cause actual results to differ materially from those contained in the forward-looking statements, please refer to the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including the “Cautionary Statement about Forward-Looking Statements” subsection within the “Risk Factors” section, the “Risk Factors” and “Cautionary Statement about Forward-Looking Statements” sections in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, and subsequent filings by the Company with the Securities and Exchange Commission. The Company bases these forward-looking statements on its current expectations, plans and assumptions that it has made in light of its experience in the industry, as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances and at such time. As you read and consider this press release, you should understand that these statements are not guarantees of future performance or results. The forward-looking statements are subject to and involve risks, uncertainties and assumptions and you should not place undue reliance on these forward-looking statements. Although the Company believes that these forward-looking statements are based on reasonable assumptions at the time they are made, you should be aware that many factors could cause the Company’s actual results to differ materially from those expressed in the forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. If the Company does update one or more forward-looking statements, there should be no inference that it will make additional updates with respect to those or other forward-looking statements.

CONTACT: Joshua D. Fattor
Executive Vice President, Investor Relations and Capital Markets
(281) 210-2586
investorrelations@lgihomes.com